As filed with the Securities and Exchange Commission on July 9, 2003
                           Registration No. 33-49339

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                 TO FORM S-8
                         REGISTRATION STATEMENT UNDER
                      THE SECURITIES EXCHANGE ACT OF 1933


                            EMC INSURANCE GROUP INC.
                ------------------------------------------------
               (Exact name of issuer as specified in its charter)

              Iowa                                         42-6234555
-------------------------------                        -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)


                717 Mulberry Street, Des Moines, Iowa   50309
              --------------------------------------------------
             (Address of principal executive office and Zip Code)


                      Employers Mutual Casualty Company
                   Non-Employee Director Stock Option Plan
                   ----------------------------------------
                           (Full title of the plan)

                  Donald D. Klemme, EMC Insurance Group Inc.
                 717 Mulberry Street, Des Moines, Iowa 50309
                 -------------------------------------------
                   (Name and address of agent for service)


                                  (515) 280-2626
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                               EXPLANATORY NOTE

Pursuant to a Registration Statement on Form S-8 (Registration No. 33-49339) (the "Registration Statement") EMC Insurance Group Inc. (the "Company") registered an aggregate of 200,000 shares of its Common Stock, $1.00 par value per share ("Common Stock"), to be issued in connection with the Employers Mutual Casualty Company Non-Employee Director Stock Option Plan.

The Company will no longer be offering securities under the Registration Statement. In accordance with the undertaking made by the Company in the Registration Statement to remove from our registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration 139,328 shares of Common Stock registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment No. 1.

                                  SIGNATURES

The Registrant. Pursuant to Rule 478 promulgated under the Securities Act of 1933 and the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement File No. 33-49339 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on July 9, 2003.

EMC INSURANCE GROUP INC.


By:/s/ Bruce G. Kelley                           July 9, 2003
---------------------------------------
  Bruce G. Kelley
  President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:/s/ Bruce G. Kelley                           July 9, 2003
---------------------------------------
  Bruce G. Kelley
  President, Chief Executive Officer
  and Director

By: /s/ Mark E. Reese                            July 9, 2003
---------------------------------------
  Mark E. Reese
  Chief Financial and Accounting Officer

                              POWER OF ATTORNEY

     Know all persons by these presents, that each of the undersigned hereby constitutes and appoints, jointly and severally, Bruce G. Kelley and Mark E. Reese, or either of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Post-Effective Amendment No. 1 to S-8 Registration Statement No. 33-49339 (Employers Mutual Casualty Company Non-Employee Director Stock Option Plan) and any or all amendments (including, without limitation, post-effective amendments) to this Post-Effective Amendment No. 1 to S-8 Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

By: /s/ George C. Carpenter III *                May 20, 2003
---------------------------------------
  George C. Carpenter III, Director

By: /s/ E. H. Creese *                           May 20, 2003
---------------------------------------
  E. H. Creese, Director

By: /s/ David J. Fisher *                        May 20, 2003
---------------------------------------
  David J. Fisher, Director

By: /s/ George W. Kochheiser *                   May 20, 2003
---------------------------------------
  George W. Kochheiser, Director

By: /s/  Raymond A. Michel *                     May 20, 2003
---------------------------------------
  Raymond A. Michel, Director

By: /s/ Fredrick A. Schiek *                     May 20, 2003
---------------------------------------
  Fredrick A. Schiek, Director


        * By /s/ Mark E. Reese                   July 9, 2003
          -----------------------------
           Mark E. Reese
           (Attorney-in-Fact)